Exhibit 10.1

amendMENT

to THE

SPONSOR SUPPORT AGREEMENT

This AMENDMENT (this “Amendment”), dated as of March 26, 2026, to the Sponsor Support Agreement, dated as of December 17, 2025 (the “Sponsor Support Agreement”), is by and between CGC III Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”) and Factorial Inc., a Delaware corporation (the “Company”).  Each of Sponsor and the Company shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Sponsor Support Agreement.

WHEREAS, the Parties desire to amend the Sponsor Support Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE SPONSOR SUPPORT AGREEMENT

1.   The final sentence of Section 1 of the Sponsor Support Agreement is hereby deleted.

2.   Section 2 of the Sponsor Support Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved.]”

ARTICLE II

MISCELLANEOUS

1.   No Further Amendment. Except as expressly amended hereby, the Sponsor Support Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Support Agreement or any of the documents referred to therein.

2.   Effect of Amendment. This Amendment shall form a part of the Sponsor Support Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Sponsor Support Agreement shall be deemed a reference to the Sponsor Support Agreement as amended hereby.

3.   Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Amendment shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan.

4.   Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

5.   Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CGC III SPONSOR LLC

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	President

FACTORIAL INC.

By:	/s/ Siyu Huang
Name:	Siyu Huang
Title:	Chief Executive Officer